                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                   Act of 1934


        Date of Report (Date of Earliest Event Reported) February 2, 1998


                  CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
               (Exact name of Registrant as specified in charter)


  MARYLAND                          33-99994                     13-3726306
 (State of                    (Commission File No.)            (IRS Employer
organization)                                                Identification No.)


            50 Rockefeller Plaza, 2nd Floor New York, New York 10020
                    (Address of principal executive offices)

                                 (212) 492-1100
                         (Registrant's telephone number)

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

            PROPERTY LEASED TO WESTELL, INC.

            General

            On September 30, 1997, Corporate Property Associates 12 Incorporated (the "Company") purchased from Westell-Meridian, LLC an office, light manufacturing, warehouse, engineering and product development facility (the "Westell Facility"). The Westell Facility, containing approximately 210,877 square feet, is located in Aurora, Illinois. The Company formed a subsidiary (the "Westell Subsidiary") to take title to the Westell Facility. The Westell Facility is suitable and adequate for use as an office, light manufacturing, warehouse, engineering and product development facility. The cost of the Westell Facility will be depreciated for tax purposes over a 40-year period on a straight line basis.

            Concurrently with the acquisition of the Westell Facility by the Company, the Company entered into a net lease (the "Westell Lease") with Westell, Inc. ("Westell") for the Westell Facility. The obligations of Westell under the Westell Lease are guaranteed by Westell Technologies, Inc., the sole shareholder of Westell. Material terms of the Westell Lease are described below.

            PURCHASE TERMS

            The cost to the Company of acquiring the Westell Facility, including the Acquisition Fee payable to an Affiliate of the Advisor, was $17,434,555, an amount less than the leased fee Appraised Value of the Westell Facility. The Company paid an Acquisition Fee of $435,863.89 to an Affiliate of the Advisor. W.P. Carey & Co. will receive a Subordinated Acquisition Fee of $348,691.11, payable over an eight year period, but only if the Company satisfies the Preferred Return.

            DESCRIPTION OF THE LEASE

            General

            The Westell Lease is absolutely net and bondable and in normal financeable form. Westell will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Westell Facility, except for the Westell Subsidiary's debt service and income taxes. In the opinion of management of the Company, the Westell Facility is adequately covered by insurance.

            Term

            The initial term (the "Initial Term") of the Westell Lease is 20 years, followed by two five-year renewal terms (each, an "Extended Term") at the option of Westell.

            Rent

            The initial annual rent ("Basic Rent") under the Westell Lease is $1,748,250, payable quarterly in advance in equal installments of $437,062.50. The Westell Lease provides that at the end of the second year of the

Initial Term and at the end of each second year thereafter during the term, the annual rent for the next two years of the term will be increased by two percent.

            DESCRIPTION OF FINANCING

            The Company is currently seeking mortgage financing for the Westell Facility.


            DESCRIPTION OF WESTELL

            Westell develops telecommunication products that address the needs of telephone companies to upgrade their existing network infrastructures continually in order to deliver advanced data and voice services to their customers. Westell is a worldwide innovator and developer of broadband telecommunications access systems using an emerging technology known as Asymmetric Digital Subscriber Line.

            Financial Statements of Westell Technologies, Inc. are on file with the Securities and Exchange Commission. The following is a summary of Selected financial data for Westell for the last three years:


                  CONSOLIDATED STATEMENT OF OPERATIONS DATA

                                   FISCAL YEAR ENDED MARCH 31,        AS OF DECEMBER 31,

                                   1995         1996         1997         1997
                                 --------     --------     --------     --------
                                                (In thousands)
(Unaudited)
Statement of Operations Data:
Revenues                         $ 74,029     $ 83,236     $ 79,385     $ 62,650
Cost of goods sold                 44,494       50,799       57,832       42,939
Gross margin                       29,535       32,457       21,553       19,711
Total operating expenses           29,713       34,711       47,965       45,775
Operating income                     (178)      (2,254)     (26,412)     (26,064)
Net income                       $   (508)    $ (2,075)    $(14,706)    $ (7,604)

                       CONSOLIDATED BALANCE SHEET DATA

                                        AS OF MARCH 31,               AS OF DECEMBER 31,

                                       1995       1996        1997        1997
                                      -------    -------     -------     -------
                                                    (In thousands)
(Unaudited)

Balance Sheet Data:
Total assets                           40,276     64,448     108,049     101,932
Long-term debt                          4,129      4,427       6,487       3,212
Total Stockholders' equity              7,558     38,985      86,188      79,192

            PROPERTY LEASED TO RANDALL INTERNATIONAL

            General

            On November 26, 1997, the Company purchased from Propco, L.P. ("Propco") certain property containing approximately 248,292 square feet of land situated in San Diego, California (the "Randall Land"). The Company will construct a manufacturing, distribution and warehouse facility containing approximately 88,329 square feet (the "Randall Warehouse" and together with the Randall Land, the "Randall Facility") on the Randall Land. The Company formed a subsidiary (the "Randall Subsidiary") to take title to the Randall Facility. Material terms of the Randall Lease are described below.

            Concurrently with the acquisition of the Randall Facility by the Company, the Company entered into a net lease (the "Randall Lease") with Randall International ("Randall") for the Randall Facility and a Construction Agency Agreement with Kelly Capital Corp. ("Kelly"). Under the Construction Agency Agreement, Kelly, as agent for the Company, will construct the Randall Facility. Randall will supervise and manage the construction, installation, and completion of the Randall Facility. After completion of construction, the Randall Facility is expected to be suitable and adequate for the uses for which it was intended. The cost of the Randall Facility will be depreciated for tax purposes over a 40-year period on a straight line basis.

            PURCHASE TERMS

            The cost to the Company of acquiring and constructing the Randall Facility, including the Acquisition Fee payable to an Affiliate of the Advisor, shall be a maximum of $7,494,739, including a change order contingency of $250,000 (the "Contingency"). W.P. Carey & Co. will receive a Subordinated Acquisition Fee of $142,041, payable over eight years, but only if the Company satisfies the Preferred Return.

            DESCRIPTION OF THE LEASE

            General

            The Randall Lease is absolutely net and bondable and in normal financeable form. Randall will pay maintenance, insurance, taxes, and all other expenses associated with the operation and maintenance of the Randall Facility, except for the Randall Subsidiary's debt service and income taxes. In the opinion of the Company, the Randall Facility will be adequately covered by insurance.

            Term

            The primary term (the "Primary Term") of the Randall Lease commenced on November 26, 1997 and shall continue until the date on which immediate occupancy of the Randall Facility is permitted by the local authorities. The initial term (the "Initial Term") of the Randall Lease is 15 years commencing upon the expiration of the Primary Term, followed by two five year renewal terms.

            Rent

            From December 1, 1997, on and continuing until the end of the month in which the Primary Term ends, Basic Rent is payable monthly in an amount equal to .00708333 multiplied by the weighted average of the amount advance by or on behalf of the Randall Subsidiary for Project Costs (exclusive of the Acquisition Fee and amounts advanced from the Contingency) and .0089166 of amounts advanced form the Contingency, in each case based on the number of days each advance is outstanding during the month prior to each Basic Rent payment date. Upon the commencement of the Initial Term and monthly thereafter, initial annual rent ("Basic Rent") under the Randall Lease shall be an amount equal to the sum of
(i) the lesser of (x) $60,477 (reduced by one-twelfth of the product of 0.0089166 multiplied by one-half (1/2) of Project Cost savings not disbursed to Randall) or (y) 0.0089166 multiplied by the Project Costs (including the sum of one-half (1/2) of Project Cost savings paid to the Developer and the amount of Project Cost savings (if any) disbursed to Randall but excluding the Acquisition Fee and amounts advanced from the Contingency), plus (ii) one-twelfth of 10.70 % of amounts advanced from the Contingency, all payable monthly in advance in equal installments.

            Additionally, the Randall Lease provides that on the third anniversary of the end of the Primary Term and on each third anniversary thereafter, the annual Basic Rent for the next three years of the term will be increased by adding to the annual Basic Rent then in effect an amount equal to the product of the annual Basic Rent in effect immediately prior to the adjustment date multiplied by 9%.

            Right of First Refusal

            The Randall Lease provides Randall with a right of first refusal to purchase the Randall Facilities. In the event that the Randall Facility are contracted for sale by the Company to a third party, the Company shall give written notice to Randall of such sale or provide Randall with a copy of the executed contract of sale. Randall has the option to elect to purchase the Randall Facilities for the period of 30 days following receipt of such notice, at a price equal to the contract price agreed to between the Company and the third party. Randall may exercise this right upon each proposed sale of the Randall Facility.


            DESCRIPTION OF FINANCING

            The Company is currently seeking mortgage financing for the Randall Facility.

            DESCRIPTION OF RANDALL

                  Randall manufactures custom personal care and suncare products for hotels, spas, and retail outlets.

            PROPERTY LEASED TO THE SANDWICH CO-OPERATIVE BANK

            General

            On December 31, 1997, the Company, through a wholly owned subsidiary (the "Sandwich Subsidiary"), purchased from the Sandwich Co-operative Bank, a Massachusetts corporation ("Sandwich"), a banking office building and banking facility ("Sandwich Facilities"). The Sandwich Facilities, containing approximately 22,210 square feet of space, are located in three separate parcels of land in Bourne, Massachusetts, Sandwich, Massachusetts and Wareham, Massachusetts. The Sandwich Facilities are suitable and adequate for use as banking offices and banking facilities. The cost of the Sandwich Facilities will be depreciated for tax purposes over a 40-year period on a straight line basis.

            Concurrently with the acquisition of the Sandwich Facilities by the Company, the Company entered into a net lease (the "Sandwich Lease") with Sandwich for the Sandwich Facilities. The obligations of Sandwich under the Sandwich Lease are guaranteed by Sandwich Bancorp, Inc., the sole shareholder of Sandwich. Material terms of the Sandwich Lease are described below.

            PURCHASE TERMS

            The cost to the Company of acquiring the Sandwich Facilities, including the Acquisition Fee payable to an Affiliate of the Advisor, was $1,820,000, an amount less than the leased fee Appraised Value of the Sandwich Facilities. The Company paid an Acquisition Fee of $45,555.56 to an Affiliate of the Advisor. W.P. Carey & Co. will receive a Subordinated Acquisition Fee of $36,444.44, payable over an eight year period, but only if the Company satisfies the Preferred Return.

            DESCRIPTION OF THE LEASE

            General

            The Sandwich Lease is absolutely net and bondable and in normal financeable form. Sandwich will pay maintenance, insurance, taxes, and all other expenses associated with the operation and maintenance of the Sandwich Facilities, except for the Sandwich Subsidiary's debt service and income taxes. In the opinion of the management of the Company, the Sandwich Facilities are adequately covered by insurance.

            Term

            The initial term of the Sandwich Lease (the "Initial Term") is 20 years, followed by four five-year renewal terms (each, an "Extended Term") at the option of Sandwich.

            Rent

            The initial annual rent ("Basic Rent") under the Sandwich Lease is $182,490, payable monthly in advance in equal installments of $15,207.50. Additionally, the Sandwich Lease provides that at the end of the first year of the Initial Term and at the end of each additional year of the Initial Term the annual rent for the next year of the term will be adjusted by a formula that would increase the annual rent by the cumulative increase in the Consumer Price Index over the immediately preceding year. During each Extended Term, the annual rent for the Sandwich Facilities will increase as provided in the foregoing sentence.

            Option to Purchase

            The Sandwich Lease provides Sandwich with three options to purchase the Sandwich Facilities at the greater of the fair market value of the Sandwich Facilities and the sum of the acquisition cost. Sandwich has the option to elect to purchase the Sandwich Facilities during a 30 day period immediately following the expiration of the eighth lease year of the Sandwich Lease, during a 30 day period immediately following the expiration of the fifteenth lease year of the Sandwich Lease and during a 30 day period immediately following the expiration of the twentieth lease year of the Sandwich Lease. In the event Sandwich decides to exercise its option to purchase the premises, Sandwich shall give written notice to Company not earlier than twelve months nor later than six months prior to the end of the year in which Sandwich may exercise its purchase option.

            DESCRIPTION OF SANDWICH

            The Sandwich Co-operative Bank primarily attracts deposits from the general public for both constructing and making permanent loans on one-to-four family homes. The Bank also makes consumer loans, home equity and commercial loans, and mortgages. The Bank invests a portion of its funds in money market instruments, federal government and agency obligations, various types of corporate securities, and other authorized instruments. Financial Statements of Sandwich are on file with the Securities and Exchange Commission. The following is a summary of selected financial data for Sandwich:


                  CONSOLIDATED STATEMENT OF OPERATIONS DATA


                                         YEAR ENDED DECEMBER 31,        AS OF SEPTEMBER 30,
                                                         1996             1997
                                                       --------         --------
                                                            (In thousands)

Cash and due from banks                                $ 11,543         $  6,099

total cash and cash equivalents                          11,718            9,710

total investment securities                             112,960          114,805

Net loans                                               317,103          363,160

total assets                                            464,555          511,765

total liabilities                                       425,922          471,161

total shareholders' equity                               38,633           40,604

            PROPERTY LEASED TO BROWN INSTITUTE, LTD.

            General

            On November 12, 1997, the Company, through a wholly owned subsidiary (the "Brown Subsidiary"), purchased from Mortenson Properties, Inc., a Texas corporation ("Mortenson") an education and classroom facility (the "Brown Facility"). The Brown Facility, containing approximately 118,000 square feet, is located in Mendota Heights, Minnesota. The Brown Facility is suitable and adequate for use as an education and classroom facility and uses ancillary thereto. The cost of the Brown Facility will be depreciated for tax purposes over a 40-year period on a straight line basis.

            Concurrently with the acquisition of the Brown Facility by the Brown Subsidiary, Mortenson assigned to the Brown Subsidiary all its rights title to and interest in the Lease (the "Brown Lease"), dated June 2, 1997, as amended by a First Amendment to Lease, dated September 24, 1997, by and between Mortenson, as landlord, and Brown Institute, Ltd. ("Brown"), as tenant for the Brown Facility. The obligations of Brown under the Brown Lease are guaranteed by Career Education Corporation, the sole shareholder of Brown. Material terms of the Brown Lease are described below.

            PURCHASE TERMS

            The cost to the Company of acquiring the Brown Facility, including the Acquisition Fee payable to an Affiliate of the Advisor, was $9,985,799.15, an amount less than the leased fee Appraised Value of the Brown Facility. The Company paid an Acquisition Fee of $259,162.30 to an Affiliate of the Advisor. W.P. Carey & Co. will receive a Subordinated Acquisition Fee of $207,329.84, payable in eight years, but only if the Company satisfies the Preferred Return.

            DESCRIPTION OF THE LEASE

            General

            The Brown Lease is a absolutely net and bondable and in normal financeable form. Brown will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Brown Facilities, except for certain limited repairs which are the obligation of the landlord, the Brown Subsidiary's debt service, and income taxes. In the opinion of the management of the Company, the Brown Facility is adequately covered by insurance.

            Term

            The initial term of the Brown Lease (the "Initial Term") is eleven years and five months, followed by two five-year renewal terms (each, an "Extended Term") at the option of Brown.

            Rent

            The initial annual rent ("Basic Rent") under the Brown Lease for a period of three years, beginning March 16, 1998, and ending March 15, 2001, is $1,115,100, payable monthly in advance in equal installments of $92,925. Additionally, the Brown Lease provides that at the end of the first three-year period the annual rent for the next three years shall be $1,218,940, payable monthly in advance in equal installments of $101,578.33, and at the end of the second three-year period the annual rent for the next three years shall be $1,331,040, payable monthly in advance in equal installments of $110,920. Thereafter, the annual rent for the last two years of the Initial Term shall be $1,454,845, payable monthly in advance in equal installments of $121,237. During each Extended Term, the annual base rent for the Brown Facility shall be an amount which is equivalent to existing market rates for comparable premises, but shall in no event be less than the annual Basic Rent in effect in the last year of the Initial Term.

            DESCRIPTION OF THE FINANCING

            The Company is currently seeking mortgage financing for the Brown Facility.

            DESCRIPTION OF BROWN

            The Brown Institute, Ltd. was formed in 1946 as the American Institute of the Air, and originally served to train students in broadcasting. Currently, Brown offers both certificates and degrees in allied health, visual communications, business administration, information systems management, computer programming, electronics technology, and radio television broadcasting.

            PROPERTY LEASED TO GDE SYSTEMS, INC.

            General

            On September 25, 1997, the Company purchased from FS Realty Partners, Ltd. I., a Texas limited partnership ("FS Realty") a one-story office, research, development, and light manufacturing facility (the "GDE facility"). The GDE Facility, containing approximately 119,000 square feet, is located in San Diego, California. The GDE facility is suitable and adequate for uses for which it was intended. The cost of the GDE Facility will be depreciated for tax purposes over a 40 year-period on a straight line basis.

            Concurrently with the acquisition of the GDE Facility by the Company, FS Realty assigned to the Company all its rights title to and interest in the Industrial Real Estate Lease (the "GDE Lease"), dated January 31, 1992, by and between FS Realty, as landlord, and General Dynamics Corporation, as tenant, as assigned by General Dynamics Corporation to GDE Systems, Inc. ("GDE Systems") pursuant to an Assignment of Lease, dated November 20, 1992, and as subsequently renewed and modified by a Renewal and Modification of Lease Agreement, dated as of August 16, 1996, by and between FS Realty and GDE Systems for the GDE Facility to the GDE Subsidiary. The Company formed a subsidiary (the "GDE Subsidiary") to take title to the Facility. Material terms of the GDE Lease are described below.

            PURCHASE TERMS

            The cost to the Company of acquiring the GDE Facility, including the Acquisition Fee payable to an Affiliate of the Advisor, was $12,670,157, an amount less than the leased fee Appraised Value of the GDE Facility. The Company paid an Acquisition Fee of $316,754 to an Affiliate of the Advisor. W.P. Carey & Co. will receive a

Subordinated Acquisition Fee of $253,403, payable over an eight year period, but only if the Company satisfies the Preferred Return.

            DESCRIPTION OF THE LEASE

            General

            The GDE Lease is absolutely net and bondable an in normal financeable form. GDE Systems will pay maintenance, insurance, taxes, and all other expenses associated with the operation and maintenance of the GDE Facilities, except for certain limited repairs which are the obligation of the landlord, the GDE Subsidiary's debt service and income taxes. In the opinion of the management of the Company, the GDE Facility is adequately covered by insurance.

            Term

            The term of the GDE Lease began on February 1, 1992 and ends on January 31, 2007.

            Rent

            For the period beginning February 1, 1997, and ending January 31, 1998, the annual rent under the GDE Lease is $1,125,000 ("Base Rent"), and an additional $28,546, representing GDE's share associated with the HVAC repair of the Facility. The GDE Lease provides that beginning on February 1, 1998, and on February 1st of each year thereafter (each such adjustment date, a "Adjustment Date"), the Base Rent will be adjusted throughout the lease term as extended. The basis for computing the adjustment is the Consumer Price Index for All Urban Consumers (1982-84 =100) for the Los Angeles -Anaheim Riverside Area (the "Index"). The Index published for the month of November preceding each Adjustment Date will be compared with the Index published for November 1996, and the annual rent will be increased in accordance with the percentage increase (if any) between such Indexes. In no event will the annual rental increase be less than the Minimum Base Rent nor more than the Maximum Base Rent for the applicable Lease Year.

            The additional rent for GDE's share associated with the HVAC repair of the Facility will not be taken into consideration in making the adjustment to Base Rent and will be made and added to Base Rent only after the adjustment to Base Rent has been made pursuant to the above formula.

            DESCRIPTION OF FINANCING

            The company is currently seeking mortgage financing for the GDE Facility.

            DESCRIPTION OF GDE

            GDE is a leading Department of Defense contractor, specializing in the production of advanced technology products for imagery information systems, mission planning, and automatic ground test equipment.

            PROPERTY LEASED TO PAGG CORPORATION

            General

            On July 8, 1997, the Company purchased from PAGG Corporation ("PAGG") an office, manufacturing, research and development facility (the "PAGG Facility"). The PAGG Facility, containing approximately 108,125 square feet, is located in Milford, Massachusetts. The Company formed a subsidiary (the "PAGG Subsidiary") to take title to the PAGG Facility. The PAGG Facility is suitable and adequate for use as office, manufacturing, research and development facility. The PAGG Facility will be depreciated for tax purposes over a 40- year period on a straight line basis.

            Concurrently with the acquisition of the PAGG Facility by the Company, the Company entered into a net lease (the "PAGG Lease") with PAGG for the PAGG Facility. Material terms of the PAGG Lease are described below.

            PURCHASE TERMS

            The cost to the Company of acquiring the PAGG Facility, including the Acquisition Fee payable to an Affiliate of the Advisor, was $5,549,738, an amount less than the leased fee Appraised Value of the PAGG Facility. The Company paid an Acquisition Fee of $138,743 to an Affiliate of the Advisor. W.P. Carey & Co. will receive a Subordinated Acquisition Fee of $110,995, payable over eight years, but only if the Company satisfies the Preferred Return.

            DESCRIPTION OF THE LEASE

            General

            The PAGG Lease is absolutely net and bondable and in normal financeable form. PAGG will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the PAGG Facility, except for the PAGG Subsidiary's debt service and income taxes. In the opinion of management of the Company, the PAGG Facility is adequately covered by insurance.

            Term

            The initial term (the "Initial Term") of the PAGG Lease is twelve years, followed by two five-year renewal terms (each, an "Extended Term") at the option of PAGG.

            Rent

            The initial annual rent ("Basic Rent") under the PAGG Lease is $590,000, payable quarterly in advance in equal installments of $147,500. The PAGG Lease provides that at the end of the fourth year of the initial term and at the end of each fourth year thereafter during the term, the annual rent for the next four years of the term will be adjusted by a formula that will increase the annual rent by the cumulative increase in the Consumer Price Index over the immediately preceding four years, but not in excess of 12.55% for each such four-year period.

            DESCRIPTION OF FINANCING

            On November 25, 1997, the Company has obtained financing from First Allmerica Financial Life Company for a ten year $3,200,000 mortgage loan (the "Loan") at an interest rate of 7.70% per annum. The Loan shall require the payment of principal and interest based upon an amortization schedule of 20 years with monthly payments of principal and interest in the amount of $26,171.73.

            DESCRIPTION OF PAGG

            PAGG provides engineering, turnkey electronic manufacturing, and assembly services. PAGG grants credit to companies in technology based industries, substantiality all of whom are located throughout the United States. Financial Statements of PAGG are on file with the Securities and Exchange Commission. The following is a summary of selected financial data for PAGG for the last three years:

                        CONSOLIDATED INCOME STATEMENT

                                              YEAR ENDED MAY 31,

                                   1995             1996               1997
Sales, net                     $52,238,873       $36,899,157       $ 12,849,342

Cost of sales                   43,886,921        33,008,092         12,096,273

Gross profit                     8,351,952         3,891,065            753,069

Net income                     $    70,057       $ 2,572,476           (891,949)


                         CONSOLIDATED BALANCE SHEET DATA

                                AS OF OCTOBER 31,                  AS OF MAY 31,

                                  1995              1996               1997
                               -----------       -----------       ------------
(Unaudited)

Balance Sheet Data:

Total current assets           $12,317,503       $ 8,237,612       $ 11,454,934

Long-term debt                   9,077,493         5,680,233         10,496,909

Stockholders' equity             5,588,308         5,658,365          4,766,416

            PROPERTY LEASED TO TEXAS FREEZER COMPANY, INC.

            GENERAL

            On September 23, 1997, the Company purchased from Texas Freezer Company, Inc. ("Texas Freezer") certain property containing approximately 155,107 square feet or 3.5608 acres of land situated in Dallas, Texas (the "Freezer Land"). The Company will construct a refrigerated warehouse facility containing approximately 90,000 square feet (the "Freezer Warehouse") on the Freezer Land. Additionally, the Company will construct a parking lot on an easement granted to a subsidiary of the Company (the Freezer Subsidiary") on a parcel of land adjacent to the Freezer Land (the "Freezer Parking Lot" and, together with the Freezer Land and the Freezer Warehouse, the "Freezer Facility"). The Freezer Subsidiary took title to the Freezer Facility. Material terms of the Freezer Lease are described below.

            Concurrently with the acquisition of the Freezer Facility by the Company, the Company entered into a net lease (the "Freezer Lease") with Texas Freezer for the Freezer Facility and a Construction Agency Agreement with Texas Freezer. Under the Construction Agency Agreement, Texas Freezer will supervise and manage the construction, installation, and completion of the Freezer Facility. After completion of construction, the Freezer Facilities are expected to be suitable and adequate for the uses for which they were intended. The cost of the Freezer Facility will be depreciated for tax purposes over a 40-year period on a straight line basis.

            PURCHASE TERMS

            The cost to the Company of acquiring and constructing the Freezer Facility, including the Acquisition Fee payable to an Affiliate of the Advisor, shall be a maximum of $8,900,523.56, an amount less than the leased fee Appraised Value of the Freezer Facility. W.P. Carey & Co., Inc. received an Acquisition Fee of $222,513.09 to an affiliate of the Advisor. W.P Carey & Co., Inc. will receive a Subordinated Acquisition Fee of $178,010.47, payable over eight years, but only if the Company satisfies the Preferred Return.

            WARRANTS

            The Freezer Subsidiary was issued a Warrant to purchase 30,390 shares of common stock of Texas Freezer at the $5.3 per share for a period commencing on September 26, 1997, and ending on September 30, 2007.

            DESCRIPTION OF THE LEASE

            General

            The Freezer Lease is absolutely net and bondable and in normal financeable form. Texas Freezer will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Freezer Facility, except for the Freezer Subsidiary's debt service and income taxes. In the opinion of the management of the Company, the Freezer Facility will be adequately covered by insurance.

            Term

            The primary term of the Freezer Lease commenced on September 23, 1997 and shall continue through December 31, 1998 (the "Primary Term"). The initial term of the Freezer Lease is 20 years and one month, commencing upon the expiration of the Primary Term, followed by four ten-year renewal terms.

            Rent

            Prior to January 1, 1999, Basic Rent is payable monthly in an amount equal to .8% multiplied by the average of the amount advance by or on behalf of the Freezer Subsidiary for Project Costs (exclusive of the Acquisition Fee) based on the number of days each advance is outstanding during the month prior to each Basic Rent Payment Date. Commencing on January 1, 1999 and quarterly thereafter, Basic Rent shall be payable in an amount equal to the product of one-quarter of 10.95% multiplied by Project Costs (exclusive of the Acquisition
Fee).

            Right of First Refusal

            The Freezer Lease provides Texas Freezer with a right of first refusal to purchase the Texas Freezer Facilities. In the event the leased premises are contracted for sale by the Company to a third party, the Company shall give written notice to Texas Freezer of such sale or provide Texas Freezer with a copy of the executed contract of sale. Texas Freezer has the option to elect to purchase the Texas Freezer Facilities for the period of 30 days following receipt of such notice, at a price equal to the contract price agreed to between the Company and the third party. Texas Freezer may exercise this right upon each proposed sale of the Texas Freezer Facility.

            DESCRIPTION OF FINANCING

            The Company is currently seeking mortgage financing for the Freezer Facility.

            DESCRIPTION OF TEXAS FREEZER

            Texas Freezer is a public refrigerated warehouser, often referred to as "PRW" within the industry. The Company generates revenue through the storage, handling, and sorting of customers' frozen and refrigerated food products.

            PROPERTY LEASED TO ETEC SYSTEMS, INC.

            General

            On February 3, 1998, a limited liability company (the "LLC"), in which Corporate Property Associates 12 Incorporated ("the Company") and Corporate Property Associates 14 Incorporated (the "CPA:14") are the sole members, purchased form Etec Systems, Inc. ("Etec") a parcel of land upon which certain facilities are to be constructed ("Etec Facilities"). The Etec Facilities, containing 129,000 square feet, are to be located in Hayward, California.

            Concurrently with the acquisition of the Etec Facilities by the Company, the Company entered into a net lease (the "Etec Lease") and Construction Agency Agreement with Etec for the Etec Facility.

            Under the Construction Agency Agreement, Etec will supervise and manage the construction, installation, and completion of the Etec Facilities. After completion of the construction, the Etec Facility is expected to be suitable and adequate for the uses for which it was intended. The cost of the Etec Facility will be depreciated for tax purposes over a 40-year period on a straight line basis.

            PURCHASE TERMS

            The cost to the Company of constructing the Etec Facility, including the Acquisition Fee payable to an Affiliate of the Advisor, will not exceed $52,356,021, an amount less than the leased fee Appraised Value of the Etec Facility. W.P. Carey & Co. received an Acquisition Fee of $1,408,900.56 to an Affiliate of the Advisor. W.P. Carey & Co., Inc. will receive a Subordinated Acquisition Fee of $1,047,120.42, payable over an eight year period, but only if the Company satisfies the Preferred Return.

            DESCRIPTION OF THE LEASE

            General

            The Etec Lease is absolutely net and bondable and in normal financeable form. Etec will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Etec Facility, except for the Etec Subsidiary's debt service and income taxes. In the opinion of management of the Company, the Etec Facility will be adequately covered by insurance.

            Term

            The remaining initial term of the Etec Lease expires on May 31, 2004, followed by three five-year renewal terms and one eighth-month renewal term (each, an "Extended Term") which may be exercised at the option of Etec.

            Rent

            The initial annual rent ("Basic Rent") for the Etec Facility is (a) to and including June 1, 1999, an amount equal to the product of (a) the LIBOR then in effect stated on an annual basis divided by 12 plus 150 basis points, and (b) commencing on July 1, 1999, monthly payments equal to the equal monthly amortization payment required to pay the cost of the Etec Facility (exclusive of the Acquisition Fee) in full over the remainder of the initial term assuming an interest rate of 7.98% per annum. Additionally, the Etec Lease provides that on March 1, 2001, March 1, 2004, March 1, 2007, March 1, 2010 and March 1, 2013 the
Basic Rent then in effect will be increased to reflect percentage increases in the Consumer Price Index over the prior 3 years capped at 12% for each such 3 year period.

            Right of First Refusal

            The Etec Lease provides Etec with certain rights of first refusal to purchase the Etec Facility together with the Additional Facilities. If the Company receives an offer between June 1, 2007 and May 31, 2008 for a price equal to the greater of Fair Market Value of the Etec Facility and the CPA:12 Facilities or the final cost of the Etec Facility and the CPA:12 Facilities plus the applicable Prepayment Premium reduced by principal payments on the Note, Etec shall have the right to match such offer.

            DESCRIPTION OF FINANCING

            The Company is seeking financing from Teachers Insurance and Annuity Association of America for a 15 year $30,000,000 mortgage loan (the "Loan") at an initial rate of interest of 6.96% per annum. The Loan shall require the payment of principal and interest based upon an amortization schedule of not less than 20 years.

            DESCRIPTION OF ETEC SYSTEMS

            Etec is a leading producer of electron beam and laser lithography equipment. These systems are used in the manufacturing of masks for semiconductor manufacturing industry. Etec's shareholders include DuPont, IBM, Perkin Elmer Grumman, and Micron Technology. Financial Statements of Etec System are on file with the Securities and Exchange Commission. The following is a summary of selected financial data for Etec System for the last three years:


                  CONSOLIDATED STATEMENT OF OPERATIONS DATA

                              YEAR ENDED JULY 31,                AS OF OCTOBER 31,

                                  1995               1996              1997
                               -----------       -----------       ------------
                                              (In thousands)
(Unaudited)

Statement of Operations Data:

Revenue                        $    51,395       $   112,940       $     68,365

Cost of revenue                     47,619            80,042             27,747

Gross profit                        35,297            65,603             33,534

Operating expenses                  23,894            44,940             20,054

Net income                           3,092             1,078              9,228


                         CONSOLIDATED BALANCE SHEET DATA

                              AS OF JULY 31,                      AS OF OCTOBER 31,

                                  1995               1996              1997
                               -----------       -----------       ------------
                                          (In thousands)

Balance Sheet Data:

Total assets                   $    85,984       $   208,871       $    307,816

Mandatory redeemable                76,397                --                 --
convertible preferred stock

            PROPERTY LEASE TO PERRY GRAPHIC COMMUNICATIONS, INC.

            General

            On December 16, 1997, the Company, through a wholly-owned subsidiary, Print (WI) QRS 12-40, Inc. (the "Print Subsidiary"), purchased from Perry Graphic Communications Inc. ("Perry") six manufacturing, warehouse and office facilities (the "Perry Facilities"). The Perry Facilities, containing approximately 897476 square feet, are located in Baraboo, Wisconsin and Waterloo, Wisconsin. The Perry Facilities are suitable and adequate for use as manufacturing, warehouse and office Facilities. The Cost of the Perry Facilities will be depreciated for tax purposes over a 40-year period on a straight line basis.

            Concurrently with the acquisition of the Perry Facilities by the Print Subsidiary, the Print Subsidiary entered into a net lease (the "Perry Lease") with Perry and Judd's Incorporated, as tenants in common, for the Perry Facilities. Material terms of the Perry Lease are described below.

            PURCHASE TERMS

            The cost to the Company of acquiring the Perry Facilities, including the Acquisition Fee payable to an Affiliate of the Advisor, was $19,109,948.00, an amount less than the leased fee Appraised Value of the Perry Facilities. The Company paid an Acquisition Fee of $477,749 to an Affiliate of the Advisor. W.P. Carey & Co. will receive a Subordinated Acquisition Fee of $382,199.00, payable over an eight year period, but only if the Company satisfies the Preferred Return.

            DESCRIPTION OF THE LEASE

            General

            The Perry Lease is absolutely net and bondable and in normal financeable form. Perry will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Perry Facilities, except for the Perry Subsidiary's debt service and income taxes. In the opinion of management of the Company, the Perry Facilities are adequately covered by insurance.

            Term

            The initial term of the Perry Lease (the "Initial Term") is 20 years, followed by three five-year renewal terms (each, an "Extended Term") at the option of Perry.

            Rent

            The initial annual rent ("Basic Rent") under the Perry Lease is $1,888,875.00, payable quarterly in advance, in equal installments of $472,218.75. Additionally, the Perry Lease provides that at the end of the fifth year of the Initial Term and at the end of each additional fifth year of the Initial Term and Extended Term the annual rent for each of the next five years of the term will be adjusted by a formula that would increase the annual rent by 10% over the immediately preceding five years.

            Right of First Refusal

            The Perry Lease provides Perry with a right of first refusal to purchase the Perry Facilities. In the event the leased premises are contracted for sale by the Company to a third party, the Company shall give written notice to Perry of such sale. Perry has the option to elect to purchase the Perry Facilities for the period of 30 days following receipt of such notice at a price equal to the contract price agreed to between the Company and the third party. Perry may exercise this right upon each proposed sale of the Perry Facilities at any time during the term of the Perry Lease.

            DESCRIPTION OF PERRY GRAPHICS

            Perry Graphics is a full service long run heatset web offering printer of magazines and catalogs. Perry serves a national domestic market in printing of weekly and monthly magazine publications, business-to-business and consumer catalogs, and a variety of other direct advertising products

(B)  PRO FORMA FINANCIAL INFORMATION

    The pro forma financial information is currently unavailable and will be filed by amendment within 60 days from the date hereof.

(C)  EXHIBITS

    The following exhibits are filed as part of this Current Report on Form 8-K:


                                  EXHIBIT INDEX



Exhibit No.                          Exhibit
Page No.

10.1 Lease Agreement dated September 30, 1997 by and between CPA:12, Inc., as Landlord, and Westell, Inc., as Tenants.

10.2 Lease Agreement dated November 26, 1997 by and between CPA:12, Inc., as Landlord, and Randall International, as Tenants.

10.3 Lease Agreement dated December 31, 1997 by and between CPA:12, Inc., as Landlord, and Sandwich Co-operative Bank, as Tenants.

10.4 Lease Agreement dated November 12, 1997 by and between CPA:12, Inc., as Landlord, and Brown Institute, Ltd., as Tenants.

10.5 Lease Agreement dated September 25, 1997 by and between CPA:12, Inc., as Landlord, and GDE Systems, Inc., as Tenants.

10.6 Lease Agreement dated July 8, 1997 by and between CPA:12, Inc., as Landlord, and PAGG Corporation, as Tenants.

10.7 Lease Agreement dated September 23, 1997 by and between CPA:12, Inc., as Landlord, and Texas Freezer Company, Inc., as Tenants.

10.8        Lease Agreement dated February 2, 1998 by and between CPA:12, Inc.
            and CPA:14, Inc., as Landlords and Etec Systems, Inc., as Tenants.

10.9 Lease Agreement dated December 16, 1997 by and between CPA:12, Inc., as Landlord, and Perry Graphic Communications, Inc., as Tenants.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CORPORATE PROPERTY ASSOCIATES 12
                                    INCORPORATED


                                    By: /s/Claude Fernandez
                                        ------------------------------
                                        Claude Fernandez


Dated: March __, 1998


                                      -21-